Exhibit 24

POWER OF ATTORNEY

WHEREAS, INTEGRYS ENERGY GROUP, INC., a Wisconsin corporation, will file on or before the due date of March 1, 2013 with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, an annual report on Form 10-K, and

WHEREAS, each of the undersigned is a Director of Integrys Energy Group, Inc.;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Charles A. Schrock, James F. Schott, Linda M. Kallas, and Jodi J. Caro or any one of them, as attorney, with full power to act for the undersigned and in the name, place and stead of the undersigned, to sign the name of the undersigned as Director to said annual report on Form 10-K and any and all amendments to said annual report, hereby ratifying and confirming all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this document this   14th     day of   February, 2013.

/s/ Keith E. Bailey	/s/ John W. Higgins
Keith E. Bailey, Director	John W. Higgins, Director

/s/ William J. Brodsky	/s/ Paul W. Jones
William J. Brodsky, Director	Paul W. Jones, Director

/s/ Albert J. Budney, Jr.	/s/ Holly Keller Koeppel
Albert J. Budney, Jr., Director	Holly Keller Koeppel, Director

/s/ Pastora San Juan Cafferty	/s/ Michael E. Lavin
Pastora San Juan Cafferty, Director	Michael E. Lavin, Director

/s/ Ellen Carnahan	/s/ William F. Protz, Jr.
Ellen Carnahan, Director	William F. Protz., Jr., Director

/s/ Michelle L. Collins	/s/ Charles A. Schrock
Michelle L. Collins, Director	Charles A. Schrock, Director and Chairman

/s/ Kathryn M. Hasselblad-Pascale
Kathryn M. Hasselblad-Pascale, Director